Exhibit 8.1

DLA Piper LLP (US) 444 West Lake Street, Suite 900 Chicago, Illinois 60606-0089 T 312.368.4000 F 312.236.7516 W www.dlapiper.com

February 23, 2018

Board of Directors
STORE Capital Corporation
8377 East Hartford Drive, Suite 100
Scottsdale, Arizona 85255

Re:          Tax Opinion for REIT Status of STORE Capital Corporation

Ladies and Gentlemen:

We have acted as special tax counsel to STORE Capital Corporation, a Maryland corporation (the “Company”), in connection with certain aspects related to the preparation and filing with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering an indeterminate amount of: (a) the Company’s common stock, par value $0.01 (the “Common Stock”); (b) the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (c) depositary shares representing interests in the Company’s Preferred Stock (the “Depositary Shares”); (d) purchase contracts of the Company (the “Purchase Contracts”), (e) the Company’s units (“Units”); (f) debt securities of the Company (the “Debt Securities”); and (e) warrants to purchase Common Stock and Preferred Stock (the “Warrants”). The Common Stock, the Preferred Stock, the Depositary Shares, the Purchase Contracts, the Units, the Debt Securities and the Warrants are sometimes collectively referred to herein as the “Securities.” This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(8) of Regulation S-K.

In connection with rendering the opinions expressed below, we have examined originals (or copies identified to our satisfaction as true copies of the originals) of the following documents (collectively, the “Reviewed Documents”):

(1)	the Registration Statement;

(2)	the base prospectus that is part of the Registration Statement (the “Prospectus”);

(3)	the Company’s Articles of Amendment and Restatement in effect as of the date hereof (the “Articles”);

(5)	the Amended and Restated Bylaws of the Company in effect as of the date hereof (the “Bylaws”); and

Board of Directors
STORE Capital Corporation
February 23, 2018

(6)	such other documents as may have been presented to us by the Company from time to time.

In addition, we have relied upon the factual representations contained in the certificate issued by the Company, dated as of the date hereof, executed by a duly appointed officer of the Company, setting forth certain representations relating to the organization and operation of the Company and its subsidiaries.

For purposes of our opinions, we have not made an independent investigation of the facts set forth in the documents we reviewed. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinions. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.  Any representation or statement in any document upon which we rely that is made “to the best of our knowledge” or otherwise similarly qualified is assumed to be correct. Any alteration of such facts may adversely affect our opinions. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, have not reviewed and of which we may be unaware.

In our review, we have assumed, with your consent, that all of the representations and statements of a factual nature set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. We have also assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

The opinions set forth in this letter are based on relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder by the United States Department of the Treasury (“Regulations”) (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history, and existing administrative rulings and practices of the Internal Revenue Service (including its practices and policies in issuing private letter rulings, which are not binding on the Internal Revenue Service (“IRS”) except with respect to a taxpayer that receives such a ruling), all as of the date hereof.

In rendering these opinions, we have assumed that the transactions contemplated by the Reviewed Documents have been or will be consummated in accordance with the terms and provisions of such documents, and that such documents accurately reflect the material facts of such transactions.  In addition, the opinions are based on the assumption that the Company and its subsidiaries (if any) will each be operated in the manner described in the Articles, the Bylaws and the other organizational documents of each such entity and their subsidiaries, as the case may be, and all terms and provisions of such agreements and documents will be complied with by all parties thereto.

It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions.  Furthermore, if the facts vary from those relied upon (including any representations, warranties, covenants or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable.  Moreover, the qualification and taxation of the Company as a real estate investment trust (a “REIT”) depends upon its ability to meet, through actual annual operating results, distribution levels and diversity of share ownership and the various qualification tests imposed under the Code, the results of which will not be reviewed by the undersigned.  Accordingly, no assurance can be given that the actual results of the operations of the Company for any one taxable year will satisfy such requirements.

Board of Directors
STORE Capital Corporation
February 23, 2018

Based upon and subject to the foregoing, we are of the opinion that (i) commencing with the Company’s taxable year ended December 31, 2011, the Company has been organized and operated in conformity with the requirements for qualification and taxation as REIT under the Code, and its proposed method of operation as described in the Registration Statement and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and (ii) the statements contained in the section of the Prospectus entitled “Material U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

The foregoing opinions are limited to the matters specifically discussed herein, which are the only matters to which you have requested our opinions. Other than as expressly stated above, we express no opinion on any issue relating to the Company, or to any investment therein.

As noted in the Registration Statement and the Prospectus, the Company’s qualification and taxation as a REIT depends upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is rendered to you and may not be quoted in whole or in part or otherwise referred to, nor be filed with, or furnished to, any other person or entity. We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement, filed with the Commission on the date hereof, and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA PIPER LLP (US)